CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AGREEMENT FOR CREDIT OPENING FINANCING Nº 11.2.0977.1, ENTERED INTO BY BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES AND AMYRIS BRASIL LTDA., AS FOLLOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, hereafter referred to as BNDES, a government-owned company headquartered in Brasília, Distrito Federal, with services in this City, at Avenida República do Chile nº 100, enrolled with CNPJ under nº 33.657.248/0001-89, through its undersigned representatives;

and

AMYRIS BRASIL LTDA., hereafter referred to as THE BENEFICIARY, a company with its head offices in Campinas, State of São Paulo, at R. James Clerk Maxwell, nº 315, enrolled with the CNPJ under Nº 09.379.224/0001-20, through its undersigned representatives, agree to the provisions in the following clauses:

CLAUSE ONE

THE NATURE, VALUE AND PURPOSE OF THE AGREEMENT

Through this Agreement, BNDES opens to the BENEFICIARY a credit line in the amount of R$ 22,353,000.0 (twenty-two million, five hundred and fifty-three thousand Brazilian Reals) to the BENEFICIARY checking account, comprising, among other sources, by the resources from the Fundo de Amparo ao Trabalhador - FAT, resources arising from FAT - Depósitos Especiais and the Fundo de Participação PIS/PASEP, pursuant to, in what concerns their allocation, the legislation relevant to each of the sources above, and pursuant to the system in place for the Programa BNDES de Sustentação do Investimento - BNDES PSI, as provided in Resolution nº 2.130/2011-BNDES, dated 08/02/2011, under the relevant federal legislation and the regulation issued by the Conselho Monetário Nacional and by the Finance Minister, according to the provision in Paragraph Two of Clause Two, for implementation of a Farnesene (15-carbon hydrocarbon) production site with capacity for [*] liters per year, in Piracicaba (SP), from the fermentation of sugarcane syrup, for implementing a production process at an industrial scale.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CLAUSE TWO

THE CREDIT AVAILABILITY

Credit will be put at the BENEFICIARY disposal in installments after fulfillment of the suspensive conditions for use, as described in Clause Ten, as a function of the need to complete the financed project, according to BNDES financial plan, which is subordinated to the definition of resources for use by the National Monetary Council.

PARAGRAPH ONE

Resources from this operation will be put at the BENEFICIARY disposal upon a credit line to its checking account in the BENEFICIARY name at BNDES, not transactional, which will be made at the time of release of the debts determined by law and those contractually authorized by the BENEFICIARY, whose total balance remaining from the resources will be immediately transferred to the checking account nº [*], which the BENEFICIARY has at [*].

PARAGRAPH TWO

The amount of each credit installment to be put at the BENEFICIARY disposal will be kept in Brazilian Reals (R$) and will not be changed until its effective release.

CLAUSE THREE

THE INTEREST RATES

Over the BENEFICIARY debt principal, interests will be paid at the rate of 7% (seven percent) per year, as remuneration.

PARAGRAPH ONE

The interest amount will be collected on a quarterly basis on day 15 (fifteen) of the months of March, June, September and December each year, in the period from December 15 2011 and December 15 2010, and on a monthly basis from January 15 2013, including, along with the amortization installments of the principal and on the maturity or termination of this Agreement, pursuant to the provision in Clause Sixteen.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CLAUSE FOUR

THE CREDIT RESERVE CHARGE

The BENEFICIARY will pay BNDES a Credit Reserve Charge of 0.1 (one tenth of a percent) collectable for a period of 30 (thirty) days, or fraction, and levied over:

I -	The unused balance from each credit installment, from the day immediately after it is made available through its date of use, when its payment will be demanded; and

II -
The unused credit balance, from the day immediately after it is made available through the date it is cancelled, made upon a BENEFICIARY request, or upon BNDES decision, and which payment will be demanded on the date of the request or BNDES decision, as relevant.

PARAGRAPH ONE

The charges described in incise I and II above will be levied in case a resource availability scheme is established.

CLAUSE FIVE

THE DEBT PROCESSING AND COLLECTION

Collection of the principal and charges will be made upon a prior Collection Notice issued by BNDES to the BENEFICIARY to liquidate its obligations on their maturity dates.

PARAGRAPH ONE

Not receiving the Collection Notice will not exempt the BENEFICIARY from its obligation to pay the principal installments and charges on the dates established in this Agreement.

CLAUSE SIX

THE AMORTIZATION

The debt principal arising from this Agreement will be paid to BNDES in 60 (sixty) successive monthly installments, each one in the amount of the maturing debt principal divided by the number of installments to mature, where the first installment will mature on January 15 (fifteen) 2013, pursuant to provision in Clause Sixteen, and the BENEFICIARY will liquidate, along with the last installment on December 15, 2017, all the obligations arising from this Agreement.

CLAUSE SEVEN

THE OPERATION GUARANTEE

To ensure payment of all obligations arising from this Agreement, including the debt principal, interest rates, commissions, penalties, fines and other expenses, the BENEFICIARY hereby gives BNDES a fiduciary property according to the provisions in article 66-B of Law nº 4.728, dated 07/14/65 and, as relevant, of Brazilian Civil Code from machines and equipment of its property set up and under operation at Estrada Professor Messias José Batista, nº 2.007, Piracicaba - SP and Fazenda Paraíso, Rodovia Brotas/Torrinha Km 7,5, Brotas - SP, assessed at R$ 24,939,370.31 (twenty-four thousand, nine hundred and thirty-nine thousand, three hundred and seventy Brazilian Reals and thirty-one cents) for the date of 08/15/2011, as described in Attachment I herein.

PARAGRAPH ONE

The BENEFICIARY herein states that the goods described in this Clause are under its possession, free of any encumbrances, including tax encumbrances.

PARAGRAPH TWO

BNDES is entitled the right to request an assessment of listed goods if there is, upon its decision, any depreciation of the warranty.

CLAUSE EIGHT

THE BENEFICIARY SPECIAL OBLIGATIONS

The BENEFICIARY will:

I -
Fulfill, in what it is concerned, until the final liquidation of the debt arising from this Agreement, the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, as approved by Resolution nº 863, dated 03/11/1996, Resolution nº 878, dated 09/04/1996, Resolution nº 894, dated 03/06/1997, Resolution nº 927, dated 1.4.1998, Resolution nº 976, dated 24.9.2001, Resolution nº 1.571, dated 03/04/2008, Resolution nº 1.832, dated 09/15/2009, Resolution nº 2.078, dated 03/15/2011, and

Resolution 2.139, dated 30.8.2011, all from BNDES Board, published in the Official Gazette (Section I), dated 12/29/1987, 12/27/1991, 04/08/1996, 09/24/1996, 03/19/1997, 04/15/1998, 10/31/2001, 03/25/2008, 11/06/2009, 04/04/2011 and 09/13/2011, respectively, which copy is delivered herein to the BENEFICIARY which, after reading all the content in the Official Gazette will accept it as an integral and inseparable part of this Agreement for all legal purposes;

II -
Use the total credit within 12 (twelve) months from the date this Agreement is executed, without prejudice of BNDES power, before or after the end of said term, pursuant to the guarantees in this Agreement, to extend such term for no longer than additional 12 (twelve) months, upon an express authorization, epistolary via, irrespectively of any other formality or enrollment;

III -
Under the provision of occurring, as a function of the project described in Clause One, a reduction to the BENEFICIARY headcount throughout the period this Agreement is effective, offer a training program focusing on job opportunities in the region and/or a worker relocation program in other companies, after having issued to BNDES, for appreciation, a document specifying and attesting the completion of the negotiations carried out with the relevant worker representatives involved with the termination process;

IV -
Adopt, throughout the period this Agreement is effective, the measures and actions designed to prevent or address environmental damages, safety and health that can arise from the project, as described in Clause One;

V -	Have a regular status with environmental agencies throughout the term of effectiveness of this Agreement;

VI -	Observe, throughout the term of effectiveness of this Agreement, the provision in the relevant legislation regarding people with a disability;

VII -
Notify BNDES, on the date the event takes place, the name and CPF/MF of any person who provides a paid job or is among its proprietors, controllers or directors, or has been inaugurated as a Member of the Parliament or Senator;

VIII -
Keep and safeguard the goods given under assurance through a fiduciary property, as provided in incises I and II of article 1363 of the Brazilian Civil Code, being liable for any eventual default of these obligations;

IX -
Early liquidate the total debt in this Agreement, previously to the performance by Biomin do Brasil Nutrição Animal Ltda. in the purchase option of assets from the project, as provided in the Joint Manufacturing

Agreement, and its addendums, and the Free Lease Agreement, both dated 06/24/2010;

X -
Notify BNDES epistolary via, up to the 90th (ninetieth) day prior to the end of the term of effectiveness of the letters of guarantee described in Clauses Ten, III, a), and Eighteen, the financial institutions that will renew or issue such letters of guarantee, as provided in Clause Ten, III, a), and Eighteen;

XI -
Provide to BNDES by the 45th (forty-fifth) day prior to the end of the term of effectiveness of the letters of guarantee described in Clauses Ten, III, a), and Eighteen, their renewal or new letters of guarantee, pursuant to the template provided by BNDES, issued according to Clause Ten, III, a), and Eighteen, duly filed, under the penalty of having this Agreement being considered early terminated, with the payment of debt and immediate cessation of any disbursement;

XII -
Evidence of reimbursement to BNDES of all costs (including tax charges) and fees incurred with the provided services by the law firm overseas contracted by BNDES to provide consulting services related to the guarantee described in Clause Ten within the term of 10 (ten) days from the date of request by BNDES for payment of such disbursement.

CLAUSE NINE

THE RESPONSIBILITY IN THE BUSINESS ASSIGNMENT

In the event of a business assignment, any eventual successors of the BENEFICIARY will be jointly responsible for the obligations arising from this Agreement.

PARAGRAPH ONE

The provision in the “caption” of this Clause will not be used if there is prior BNDES consent to the suspension of solidarity in a partial split.

CLAUSE TEN

THE CREDIT USE CONDITIONS

Using the credit, in addition to meeting, as relevant, the conditions provided in articles 5 and 6 of the "PROVISIONS APPLICABLE TO BNDES AGREEMENTS” above and the ones established in the “FOLLOW UP POLICIES AND INSTRUCTIONS” in article 2 of the said “PROVISIONS”, it is additionally required to meet the following:

I -	To use the first credit installment:

a)	The BENEFICIARY will open a checking account with BNDES;

b)
Providing to BNDES the personal guarantee instrument described in Clause Eleven, issued by Amyris Inc., according to the template provided by BNDES, notarized and consularized, followed by an opinion based on satisfactory terms, upon BNDES decision, by an acclaimed attorney or law firm overseas, appointed by the BENEFICIARY and accepted by BNDES, attesting the regularity of the personal guarantee, and such opinion should include, as a minimum, the following considerations:

b.1 -
The undersigned attorney will state that he/she has reviewed the legislation in the guarantor country, its Articles of Incorporation and internal regulatory actions and any other actions that have been required for the issuance of such opinion.

b.2 -
The legality of the guarantor constitution, as well as his/her capacity and legitimacy to provide the guarantee and observance of the legal standards and regulations to assume the obligations established in the guarantee instrument, also attaching to the opinion a copy of the Articles of Incorporation or similar document;

b.3 -
That the guarantor, through its legal representatives and based on approval by its deliberative agencies, has the powers to enter into and fulfill the terms and conditions established in the guarantee instrument, attaching to the opinion a copy of the actions of appointment of the legal representatives of the guarantor and the deliberative action for provision of the guarantee;

b.4 -	That the guarantor legal representatives signing the instrument of guarantee have powers to bind and oblige the guarantor to their terms and conditions;

b.5 -	That the instrument of guarantee does not violate (a) the guarantor Articles of Incorporation, the (b) constitutional policies, treaties, laws, normative and regulatory actions applicable to the guarantor or any determination by a government agency over the guarantor, (c) neither results in a lack of fulfillment of any agreement in which the guarantor is a part or through which the guarantor assets are listed;

b.6 -	That the instrument of guarantee was entered into according to the formalities set forth in the legislation of the guarantor country and that it is a valid, effective and binding instrument;

b.7 -
That all actions have been made and all records have been filed or authorized by government agencies, departments or authorities in the guarantor country to ensure the performance, effectiveness and fulfillment of the guarantee instrument by the guarantor;

b.8 -	That there are no legal or administrative procedures filed against the guarantor and, if there is any, such procedures do not adversely affect the guarantor payment capacity.

c)	Providing BNDES with the Letters of Guarantee described in Clause Eighteen.

II -	To use each credit installment:

a)
Inexistence of any fact that, upon BNDES discretion, may substantially change the BENEFICIARY economic-financial status or that can adversely affect the performance of the financed enterprise herein in a way that can change it or prevent it from realizing, pursuant to the provisions in the project approved by BNDES;

b)
Presentation by the BENEFICIARY of the Negative Debt Certificate - CND or Positive Debt Certificate with Negative Effects - CPD-EN, issued by the Secretaria da Receita Federal do Brasil, on the INTERNET to be downloaded by the BENEFICIARY from the address www.receita.fazenda.gov.br and verified by BNDES on the same address.

c)
Evidence of regular status at relevant environmental agencies or, when such evidence has already been provided and is effective, a statement by the BENEFICIARY proving that the document is still effective;

III -	To use resources above R$ 19,100,000.00 (nineteen million and one hundred Brazilian Reals):

a)
Provide guarantee by each debt installment, at an amount that has been previously defined by BNDES as being 90% (ninety percent) of the credit amount to be released, as a function of the credit amount to be released, for a minimum term of 2 (two) years, to be provided by financial institutions that, upon BNDES discretion, are in an economic-financial status that can ensure a degree of notorious solvency, upon Letters of Guarantee to be provided pursuant to a template supplied by BNDES, where the guarantors are under the condition of joint debtors and main payers of the obligations arising from this Agreement, expressly renouncing the benefits provided in articles 366, 827 and 838 of the Brazilian Civil Code establishing that any changes to the guarantee term or amount always depends on the previous agreement from such guarantors; or

b)	Constitute actual guarantees, approved by BNDES, at an amount that is at least 130% (one hundred and thirty percent) of the amount of the credit installment to be released.

PARAGRAPH ONE

The opinion described in incise I, “b” of this Clause will be, when the official language in the country is not Portuguese, made in English.

PARAGRAPH TWO

If the opinion described in incise I, “b”, of this Clause is issued by the guarantor internal attorney, such opinion will be notarized.

PARAGRAPH THREE

The letters of guarantee above in line a) of incise III of this Clause will be successively renewed or replaced by letters of guarantee issued upon the same terms as above, following the terms and procedures provided in incises X and XI of Clause Eight, until the final termination of this Agreement.

CLAUSE ELEVEN

THE PERSONAL GUARANTEE

To ensure payment of any obligations arising from this Agreement, including the debt principal, interest rates, commissions, conventional penalty, fines and expenses, Amyris Inc. will provide a personal guarantee, as a joint debtor and main payer of the obligations arising from this Agreement until its final termination, upon an instrument of personal guarantee with terms that are satisfactory to BNDES, notarized, expressly renouncing to the benefits of articles 366, 827 and 838 of the Brazilian Civil Code, or, as relevant, other equivalent benefits that may be provided by any guarantee legislation.

CLAUSE TWELVE

THE DEFAULT

Under a default of the obligations herein by the BENEFICIARY, the provision in articles 40 to 47-A the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, described in Clause Eight, Incise I will apply.

CLAUSE THIRTEEN

THE JUDICIAL PENALTY

In the event of any judicial collection arising from this Agreement, the BENEFICIARY will pay a 10% (ten percent) fine over the principal plus debt charges, in addition to extrajudicial, judicial expenses, attorney fees due to be paid from the date the judicial collection is filed.

CLAUSE FOURTEEN

THE EARLY DEBT LIQUIDATION

In case of early debt liquidation, the guarantees will be suspended, but other obligations provided in article 18, pages two of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” described in Clause Eight, Incise I will apply.

CLAUSE FIFTEEN

THE EARLY MATURITY

BNDES may declare this Agreement as early matured and demand the debt to be paid and the immediate suspension of any disbursement if, in addition to the provisions provided in articles 39 through 40 of the PROVISIONS APPLICABLE TO BNDES AGREEMENTS described in Clause Eight, Incise I BNDES identifies any of the following:

a)	A reduction in the BENEFICIARY headcount without meeting provision in Incise III of Clause Eight;

b)	A condemnation processed in a court as a result from actions made by the BENEFICIARY involving child labor, slave labor or crime against the environment;

c)	A lack of fulfillment of the BENEFICIARY obligations, including the ones described in Incises VIII, X and XI of Clause Eight;

d)
A merger, assignment, dissolution, incorporation (as the incorporator or incorporated), closure of capital or change to the BENEFICIARY effective control, whether direct or indirect, or of its successors throughout the term of effectiveness of this Agreement without a prior written consent from BNDES.

PARAGRAPH ONE

In case of the use of the resources made available through this Agreement for a purpose that is different from the one provided in Clause One, BNDES, without prejudice of the provision above in this Clause, will notify such fact to the Ministério Público Federal, for all the purposes and effects of Law nº 7.492, dated 06/16/86.

PARAGRAPH TWO

This Agreement will also terminate early, with payment of the debt and immediate suspension of any disbursements on the date of inauguration as a Member of Parliament or Senator of any person with a paid job at the BENEFICIARY, or who is among its proprietors, controllers or directors, people included in the prohibition described in the Federal Constitution, articles 54, Incises I and II. No delinquency charges will be levied if the payment is made within 5 (five) business days from the date of inauguration, under the penalty of otherwise being levied the charges provided for the conditions of early maturity from a default.

PARAGRAPH THREE

The provision for early maturity provided in line “b” will not take place if the required mitigation is made or while the penalty imposed on the BENEFICIARY is being met, pursuant to the relevant legal process.

CLAUSE SIXTEEN

THE MATURITY ON HOLIDAYS

Every maturity date for amortization of the principal and charges that takes place on Saturdays, Sundays or national, state, or city holidays, including banking holidays, will be, for all purposes and effects of this Agreement, moved to the first subsequent business day, with all the charges calculated through that date and also beginning, from such date, the regular subsequent period for assessment and calculation of the charges arising from this Agreement.

PARAGRAPH ONE

For the purposes of the above provided in this Clause, except if otherwise provided, holidays will be the holidays at the place where the BENEFICIARY is headquartered, which address is provided in this Agreement.

CLAUSE SEVENTEEN

THE AUTHORIZATION

The BENEFICIARY authorizes BNDES to discount from any credit installment, when it is used, up to US$ 26,000.00 (twenty six thousand dollars) converted to Brazilian Reals with the exchange rate used by BNDES on the date the payment is made by BNDES, corresponding to the amounts incurred with the services provided by the law firm overseas hired by BNDES to provide consulting services in regard to the project described in Clause One of this Agreement, under the title of Expenses to Reimburse, including, without limiting, the amounts related to the services effectively provided, to be added by taxes and all other expenses.

CLAUSE EIGHTEEN

THE GUARANTEE

In addition to the fiduciary guarantee described in Clause Eleven herein, the BENEFICIARY will provide additional guarantee, to be formalized upon letters of guarantee issued according to the template to be provided by BNDES, for a minimum term of 2 (two) years, to be provided by financial institutions which, upon BNDES discretion, are in an economic-financial status that awards them notorious solvency and such guarantors will be the main payers of the obligations arising from this Agreement, expressly renouncing to the benefits in articles 366, 827 and 838 of the Brazilian Civil Code. The responsibility of each guarantor is limited to the percents of the debt which, after aggregated, total 10% (ten percent) of the debt amount, being agreed that any change to the term or amount of such guarantee is dependent upon a prior consent from the guarantors.

PARAGRAPH ONE

The letters of guarantee above will be successively renewed or replaced by letters of guarantee issued upon the same terms as above described, pursuant to the deadlines and procedures provided in Incises X and XI of Clause Eight, until the termination of this Agreement.

The BENEFICIARY has provided the Negative Debt Certificate - CND nº [*], issued on September 12, 2011 by the Secretaria da Receita Federal do Brasil.

BNDES is herein represented by the BNDES Directors undersigned and identified, pursuant to the power of attorney entered in Book 902, page 178, of the 22 Notary Office in the County of the Capital City of the State of Rio de Janeiro.

The pages in this Agreement are signed by [*], BNDES attorney, by authorization from the legal representatives signing this Agreement.

And, in witness whereof, the Parties execute this Agreement in 02 (two) counterparts of equal contents and for one single purpose, before the undersigned witnesses

Rio de Janeiro, 16 de Novembrio de 2011

Page of Signature of Agreement nº 11.2.0977.1

By BNDES:

/s/ Joao Canos Ferrez    /s/ Roberto Zuril Machado
BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

By the BENEFICIARY:

/s/ Paulo Diniz    /s/ Fabio Schettino
AMYRIS BRASIL LTDA.

WITNESSES:

/s/ Mariana Dias Eduardo    /s/ Felipe M. Caram
Name: Mariana Dias Eduardo    Name: Felipe M. Caram
Identity: illegible    Identity: illegible
CPF: illegible    CPF: illegible

ATTACHMENT I - MACHINES AND EQUIPMENT - FIDUCIARY PROPERTY
- CLAUSE SEVEN OF THE FINANCING AGREEMENT Nº 11.2.0977.1

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.